SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   Form 8-K/A

                               Amendment No. 1 to
                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 17, 1998


                             REINHOLD INDUSTRIES,INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434                    13-2596288
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission               (IRS Employer
of incorporation)                 File Number)              Identification No.)



    12827 EAST IMPERIAL HWY SANTA FE SPRINGS, CA                     90670
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281




                                      N/A
--------------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets


         On April 24, 1998 (the "Closing Date"), NP Aerospace Limited ("NP Aerospace"), a wholly owned subsidiary of Reinhold Industries, Inc.
("Reinhold"), purchased from Courtaulds Aerospace Limited ("CAL"), a U.K. Corporation, which is a wholly owned subsidiary of Courtaulds plc, a U.K. Corporation, certain assets (consisting of Accounts Receivable, Inventory, Machinery and Equipment, Land and Intellectual Property and Patents) and assumed certain liabilities of the Ballistic and Performance Composites Division of CAL pursuant to an Asset Sale Agreement dated as of April 17, 1998 (the "Agreement").

         Under the terms of the Agreement, on the Closing Date, Reinhold, as the Guarantor for NP Aerospace, became obligated to pay to Courtaulds plc net consideration (the "Purchase Consideration") consisting of (a) Two Million Two Hundred Thousand pounds sterling (pound sterling 2,200,000) cash on the Closing Date and (b) within 120 days following the end of each of the calendar years 1998 through 2001, a cash amount equal to 25% of the Pre-tax Profit on the light armored vehicle business only, the maximum aggregate amount of which shall not exceed Twenty Million pounds sterling (pound sterling 20,000,000).

         On the Closing Date, Reinhold paid to Courtaulds plc the Two Million Two Hundred Thousand pounds sterling (pound sterling 2,200,000) ($3,706,340 based on an exchange rate of $1.6847) cash due on the Closing Date and will make additional payments in the future as required by the Agreement.

         The source of the funds for a portion of the Purchase Consideration due on the Closing Date was a Five Year Loan and Security Agreement with The CIT Group Credit/Finance ("CIT") in the amount of Four Million Dollars ($4,000,000) at an interest rate of prime plus 1.75%. The term portion of the loan in the amount of Two Million Two Hundred Sixty-Eight Thousand Dollars ($2,268,000) was received from CIT. The remainder of the CIT credit facility is a revolver of One Million Seven Hundred Thirty-Two Thousand Dollars ($1,732,000), which has not been used at this time. The remaining portion of the purchase consideration not funded by the CIT loan was funded by Reinhold's cash on hand. Future payments required by the Agreement are expected to be financed from operating cash flows.

         Reinhold is a custom manufacturer of advanced composite components and sheet molding compounds for a variety of aerospace, defense and commercial applications. The Ballistic and Performance Composites Division is a manufacturer of various products, including compression molded products for the lighting, automotive and communications industries, compression molded military helmets, light armored vehicles and various structural composites products.

         It is anticipated that the Ballistic and Performance Composites Division, which was renamed NP Aerospace, will continue to occupy its present facility in Coventry, England.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     a)   Financial Statements of Business Acquired.


    Ballistics Division of Courtaulds plc


    Non-statutory financial statements
    31 March 1998
kpmg

                  KPMG
                  2 Cornwall Street
                  Birmingham
                  B3 2DL





Independent auditors' report


To the members of Reinhold Industries Inc.

We have audited the accompanying balance sheets of the Ballistics division of Courtaulds plc (the division) as of 31 March 1997 and 1998 and the profit and loss account, statement of total recognised gains and losses, reconciliation of movements in divisional net assets and cash flow statement for the years ended 31 March 1997 and 1998.

Basis of opinion

We conducted our audits in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom and generally accepted in the United States. An audit includes the examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by divisional management in the preparation of the financial statements, and of whether the accounting policies are appropriate to the division's circumstances, consistently applied and adequately disclosed.

We planned and performed our audits so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the accompanying financial statements present fairly, in all material respects, the financial position of the Ballistics division of Courtaulds plc as of 31 March 1997 and 1998 and the profits and cash flows of the division for the years ended 31 March 1997 and 1998 in conformity with generally accepted accounting principles in the United Kingdom.




KPMG                                                         24 June 1998
Chartered Accountants
Registered Auditors


Profit and loss account
for the year ended 31 March 1998

                                                                           Continuing operations

                                                                   1998          1997          1997          1997
                                                                                  Pre   Exceptional
                                                                          exceptional       charges
                                                                  Total       charges      (note 3)         Total
                                                                (BP)000                                   (BP)000
                                                        Note
Turnover                                                 2        10,029        10,344             -        10,344
Cost of sales                                                     (9,400)      (10,709)         (633)      (11,342)
                                                                  ------       -------          ----       -------
Gross profit/(loss)                                                  629          (365)         (633)         (998)

Distribution costs                                                  (114)         (123)            -          (123)
Selling,   marketing   and   administration                         (676)         (806)            -          (806)
expenses
                                                                  ------       -------          ----       -------
Operating loss                                           5          (161)       (1,294)         (633)       (1,927)
                                                                               -------          ----
Net interest income                                      4           370                                       377
Loss on disposal of tangible fixed assets                             (9)                                     (214)
                                                                  ------                                   -------
Profit/(loss) on ordinary activities                    11           200                                    (1,764)
                                                                  ======                                   =======

BP = Pounds Sterling

Movements in reserves are disclosed in note 11.

In both the current and preceding year there were no recognised gains or losses other than the profit for the year, and no material difference between the reported profit/(loss) on ordinary activities to the respective historical cost profit(loss) for the year.



Balance sheet
at 31 March 1998

                                                       Note           1998                        1997
                                                                 (BP)000       (BP)000       (BP)000       (BP)000
Fixed assets
Tangible assets                                          7                       2,095                       2,726
                                                                                 -----                       -----
                                                                                 2,095                       2,726
Current assets
Stocks                                                   8         1,191                       1,916
Debtors                                                  9         1,883                       1,708
Cash at bank and in hand                                           5,749                       4,668
                                                                  ------                      ------
                                                                   8,823                       8,292

Creditors:  amounts falling due within one year         10        (1,460)                     (1,760)
                                                                  ------                      ------
Net current assets                                                               7,363                       6,532

Divisional net assets                                   11                       9,458                       9,258
                                                                                 =====                       =====

BP = Pounds Sterling


Cash flow statement
for the year ended 31 March 1998

                                                                            Note            1998             1997
                                                                                         (BP)000          (BP)000
Cash flow from operating activities                                           12a            721             (633)
Returns on investments and servicing of finance                               12b            370              377
Taxation                                                                                       -                -
Capital expenditure                                                           12c            (10)               7
                                                                                           -----            -----
Cash before financing                                                                      1,081             (249)

Financing                                                                                      -                -
                                                                                           -----            -----
Increase/(decrease) in cash                                                                1,081             (249)
                                                                                           -----            -----
  Reconciliation of net cash flow to movement in net
    cash

Increase/(decrease) in cash                                                                1,081             (249)
                                                                                           -----            -----
Increase/(decrease) in net cash resulting from cash flow                                   1,081             (249)

Net cash at 31 March 1997                                                                  4,668            4,917
                                                                                           -----            -----
Net cash at 31 March 1998                                                     12d          5,749            4,668
                                                                                           -----            -----

BP = Pounds Sterling

Notes
(forming part of the financial statements)
Amounts in Pounds Sterling 000's, except number of employees


1        Principal accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the division's financial statements:

Basis of accounting

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom under the historical cost accounting rules modified to include the revaluation of certain land and buildings.

Depreciation

Depreciation is provided so as to write off the cost or valuation less the estimated residual value of tangible fixed assets, other than freehold land which is not depreciated, on a straight line basis over the estimated useful economic lives of the assets concerned at the following annual rates:

Freehold buildings                  -       10 to 20 years
Plant, fixtures and equipment       -       3 to 10 years

Stock and long term contracts

Stock is stated at the lower of cost plus applicable factory overhead and net realisable value using the first in first out valuation method.

The amount of profit attributable to the stage of completion of a long term contract is recognised when the outcome of the contract can be foreseen with reasonable certainty. Turnover for such contracts is stated at cost appropriate to their stage of completion plus attributable profits, less amounts recognised in previous years. Provision is made for any losses as soon as they are foreseen. Contract work in progress is stated at cost incurred, less those transferred to the profit and loss account, after deducting foreseeable losses and payments on account not matched with turnover. Amounts recoverable on contracts are included within debtors and represent turnover recognised in excess of payments on account.

Taxation

The division via its inclusion in the trading results and performance of Courtaulds plc is subject to United Kingdom taxation rules and regulations. However the division itself is not directly subject to taxation and therefore no balances have been included in these financial statements in relation to United Kingdom taxation.

Foreign currencies

Transactions denominated in foreign currencies are recorded using the rates of exchange ruling at the date of the transaction. Year end debtor and creditor balances which are payable in foreign currencies are translated into sterling using the rates of exchange ruling at the balance sheet date (or forward contract rates if applicable) and any differences arising are dealt with through the profit and loss account.

Amounts in Pounds Sterling 000's, except number of employees


1        Principal accounting policies (continued)

Pension costs

The division participates in pension schemes operated by the Courtaulds Plc group for the benefit of its employees. The funds of the schemes are administered by trustees, are separate from the group and an independent actuary completes valuations every three years. In accordance with the actuary's recommendations, the contributions may be adjusted so as to secure the benefits set out in the rules and augmentation of pensions at that time. The pension cost charged in the profit and loss account is calculated by the actuary so as to spread the cost of pensions over the employees' working lives.


Leased assets

Rentals payable under operating leases are charged against profits on a straight line basis over the period of the lease.

Where tangible fixed assets are financed by leasing arrangements which give rights approximating to ownership, the assets are treated as if they had been purchased and the capital element of the financing commitment included in creditors. The rentals payable in respect of such assets are apportioned between interest, which is charged to the profit and loss account, and capital repayment which reduces the outstanding creditor.

Turnover

Turnover represents the amounts (excluding United Kingdom value added tax) derived from the provision of goods and services to customers during the year.

2        Turnover (by destination)

                                                                                           1998              1997

United Kingdom                                                                             6,837            6,215
Exports:
  Other European Union countries                                                           2,433            3,549
  Rest of Europe                                                                             172               24
  Rest of the world                                                                          587              556
                                                                                          ------           ------

                                                                                          10,029           10,344
                                                                                          ======           ======




The division is engaged in the design and manufacture of composite material based products. Turnover is attributable to this activity which is considered to be a single class of business. All turnover originated from the United Kingdom.

Amounts in Pounds Sterling 000's, except number of employees

3        Exceptional item

The exceptional charge relates to the write off of certain fixed asset and stock balances related to the vehicles activity of the division following the loss of a large sales order.

4        Net interest income

                                                                                           1998              1997
Interest receivable                                                                          372              378
Interest payable                                                                              (2)              (1)
                                                                                             ---              ---

                                                                                             370              377
                                                                                             ===              ===

5        Profit/(loss) on ordinary activities

                                                                                            1998            1997
Profit/(loss) on ordinary activities is stated after charging
Depreciation                                                                                  632             955
Auditors' remuneration                                                                         11              15
Operating leases:
  Hire of plant and equipment                                                                  58              40
Research and development                                                                      268             290
                                                                                              ===             ===


6        Staff numbers and costs

The average number of persons employed by the division during the year, analysed by category, was as follows:

                                                                                           Number of employees
                                                                                          1998             1997

Management, sales and marketing                                                              7               11
Production                                                                                 149              184
                                                                                           ---              ---
                                                                                           156              195
                                                                                           ===              ===

The aggregate payroll costs of these persons were as follows:

Wages and salaries                                                                       2,323            3,402
Social security costs                                                                      193              253
Other pension costs (note 15)                                                               94              111
                                                                                         -----            -----

                                                                                         2,610            3,766
                                                                                         =====            =====

Amounts in Pounds Sterling 000's, except number of employees

7        Tangible assets

                                                   Freehold       Plant and         Fixtures            Total
                                                   land and       machinery              and
                                                  buildings                         fittings
Cost or valuation
At beginning of year                                    810           6,813            1,722            9,345
Additions for year                                        -               5                5               10
Disposals                                                 -              (6)             (42)             (48)
                                                        ---           -----            -----            -----
At end of year                                          810           6,812            1,685            9,307
                                                        ===           =====            =====            =====
Depreciation
At beginning of year                                    139           4,991            1,489            6,619
Charge for year                                          76             453              103              632
Disposals                                                 -             (5)             (34)             (39)
                                                        ---           -----            -----            -----
At end of year                                          215           5,439            1,558            7,212
                                                        ===           =====            =====            =====
Net book value
At 31 March 1998                                        595           1,373              127            2,095
                                                        ===           =====            =====            =====
At 31 March 1997                                        671           1,822              233            2,726
                                                        ===           =====            =====            =====


The historical cost and net book value of freehold land and buildings can be analysed as follows:

                                                                                      1998              1997

Cost                                                                                 1,287             1,287
Depreciation                                                                          (843)             (758)
                                                                                     -----             -----
Historical cost net book value                                                         444               529
                                                                                     =====             =====

The valuation was carried out by the directors of Courtaulds plc on 31 March 1996 using open market value on an existing use basis and in accordance with the guidance notes on the valuation of assets published by the Royal Institute of Chartered Surveyors.

The cost or valuation of freehold land not subject to depreciation was 60,000 at 31 March 1998 (1997: 60,000).

Commitments
The  company  had  no  capital  commitments  at  31  March  1998  (1997: nil).

Amounts in Pounds Sterling 000's, except number of employees

8        Stocks

                                                                                   1998             1997

Raw materials                                                                       407            1,009
Work in progress                                                                    236              240
Finished goods                                                                      548              667
                                                                                  -----            -----
                                                                                  1,191            1,916
                                                                                  =====            =====


9        Debtors

                                                                                   1998             1997

Trade debtors                                                                     1,788            1,396
Other debtors, prepayments and accrued income                                        95              312
                                                                                  -----            -----
                                                                                  1,883            1,708
                                                                                  =====            =====

10       Creditors: amounts falling due within one year

                                                                                   1998             1997

Trade creditors                                                                     907            1,049
Amounts owed to parent undertaking                                                  324              502
Other taxes and social security                                                      94                -
Accruals                                                                            135              209
                                                                                  -----            -----
                                                                                  1,460            1,760
                                                                                  =====            =====

11       Reconciliation of movement in divisional net assets

                                                                                 1998             1997

Profit/(loss) for the financial year                                              200           (1,764)
                                                                                -----           ------
                                                                                  200           (1,764)

Opening divisional net assets                                                   9,258           11,022
                                                                                -----           ------
Closing divisional net assets                                                   9,458            9,258
                                                                                =====           ======

Amounts in Pounds Sterling 000's, except number of employees

12       Notes to the cash flow statement


(a) Reconciliation of operating loss to net cash flow from operating activities

                                                                    1998                               1997

Operating loss                                                              (161)                         (1,927)
Depreciation charge                                                          632                             955
Change  in working capital:
  Stocks                                                   725                                762
  Debtors                                                 (175)                               (43)
  Creditors and provisions                                (300)                              (380)
                                                          ----                               ----
                                                                             250                             339
                                                                            ----                          ------
Net cash flow from operating activities                                      721                            (633)
                                                                            ====                          ======

(b)      Returns on investments and servicing of finance

                                                                                             1998             1997

Interest received                                                                             372              378
Interest paid                                                                                  (2)              (1)
                                                                                              ---              ---
                                                                                              370              377
                                                                                              ===              ===


(c)      Capital expenditure

                                                                                             1998             1997

Purchase of tangible fixed assets                                                             (10)               -
Sale of tangible fixed assets                                                                   -                7
                                                                                              ---               --
                                                                                              (10)               7
                                                                                              ===               ==

(d)      Analysis of net cash

                                                                     At 31 March        Cash flow       At 31 March
                                                                            1997                               1998

Cash at bank and in hand                                                   4,668            1,081             5,749
                                                                           =====            =====             =====

Amounts in Pounds Sterling 000's, except number of employees

13       Leasing commitments

At 31 March 1998 the annual commitments under operating leases were as follows:

                                                            1998                           1997
                                                          Land and         Other          Land and          Other
                                                         buildings                       buildings
Operating leases which expire:
  Within one year                                                -             8                -              29
  Within two to five years                                       -             -                -               2
                                                               ---           ---              ---             ---
                                                                 -             8                -              31
                                                               ===           ===              ===             ===

14       Contingent liabilities


The division had given guarantees in the normal course of business amounting to 62,800 at 31 March 1998 (1997: nil).

15       Pensions

The division participates in a group pension scheme where the benefits are specified by the rules of the scheme. The scheme's assets are independent of the group's finances. The scheme is funded by contributions partly from the employees and partly from the division at rates determined by the independent actuaries. The scheme was valued by consulting actuaries as at 31 March 1998. This showed that the actuarial value of the assets more than covered the benefits accrued to members after allowing for expected increases in pensionable remuneration.

16       Related party transactions

Courtaulds plc incurs certain central staff support and related costs on behalf of the division. These costs which are then recharged to the division amounted 90,000 and 241,000 in the years ended 31 March 1998 and 1997 respectively.

17 Sale of the trade and certain assets and liabilities of the Ballistics division

On 17 April 1998 Courtaulds Plc sold the trade and certain of the assets and liabilities of its Ballistics division to NP Aerospace Limited, an entity which is wholly owned by Reinhold Industries Inc.. NP Aerospace Limited paid Courtaulds Plc an initial consideration of 2,200,000 which is subject to amendment depending upon the level of working capital at the acquisition date. The working capital acquired by Reinhold includes all current assets and liabilities except for the cash balances, certain trade debts, all intergroup debtors and creditors, and all tax liabilities. In addition deferred consideration is payable by NP Aerospace dependent upon the profitability of the vehicle operations of the division.

Amounts in Pounds Sterling 000's, except number of employees

18 Summary of differences between United Kingdom and United States generally accepted accounting principles

The division's financial statements are prepared in accordance with generally accepted accounting principles (GAAP) applicable in the United Kingdom which differ in certain respects from those applicable in the United States. The effect of such differences on profit(loss) on ordinary activities and divisional net assets relate to the following matter:

    Revaluation of land and buildings: UK GAAP allows the periodic revaluation of land and buildings. The directors of Courtaulds plc revalued the land and buildings of the division on 31 March 1996 as described in foot note 7. Under US GAAP such revaluations of property would not be reflected in the financial statements.



Reconciliation of profit on ordinary activities under United Kingdom GAAP to net income in accordance with US GAAP:


                                                                                              1998           1997
Years ended 31 March:

Profit on ordinary activities in accordance with UK GAAP                                       200        (1,764)
Adjustments
- depreciation  adjustment in respect of revalued land and
buildings                                                                                       (9)          (11)

                                                                                               ---        ------
Net income(loss) in accordance with US GAAP                                                    191        (1,775)
                                                                                               ===        ======

Cumulative  effect on  divisional  net assets of  differences  between UK and US
GAAP:

                                                                                              1998           1997

Divisional net assets in accordance with UK GAAP                                             9,458          9,258
Adjustments
-  Revaluation of land and buildings                                                          (151)          (142)

                                                                                             -----          -----

Divisional net assets in accordance with US GAAP                                             9,307          9,116
                                                                                             =====          =====



     b)   Pro forma Financial Information

     PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed combined financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and the year ended December 31, 1997 are filed herewith:

            Unaudited Pro Forma Condensed Combined Balance Sheet
            Unaudited Pro Forma Condensed Combined Statements of Operations Notes to Unaudited Pro Forma Condensed Combined Financial Statements

      The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 give effect to the acquisition of substantially all of the assets and the assumption of certain of the liabilities of Courtaulds Aerospace Limited ("CAL"), a wholly owned subsidiary of Courtaulds plc, by NP Aerospace Limited, a wholly owned subsidiary of Reinhold Industries, Inc.("the Company"), as if the transaction had occurred at the beginning of each respective period rather than the actual date of April 24, 1998. The pro forma information is based on the historical financial statements of CAL and the Company giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements.

      The unaudited pro forma condensed combined statements of operations do not necessarily represent the results of operations of the Company as if the acquisition had actually occurred on the date indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statements presented should be read in conjunction with the financial statements and related notes of the Company included in the Annual Report (Form 10-K) filed on March 13, 1998 with the Securities and Exchange Commission.


                            REINHOLD INDUSTRIES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                  (Amounts in thousands, except per share data)




                                                                                 Pro Forma    Pro Forma
                                                         Reinhold      NPA(a)  Adjustments     Combined
                                                         --------     ------   -----------    ---------
Net sales                                                  $4,300     $4,214            $-       $8,514
Cost of goods sold                                          3,128      4,186          (272)(f)    7,042
                                                            -----      -----         -----        -----
Gross profit                                                1,172         28           272        1,472
Selling, general and administrative expenses                  742        153             -          895
                                                            -----      -----         -----        -----

Operating income                                              430       (125)          272          577
Interest income (expense), net                                 36        183          (228)(c)       (9)
                                                            -----      -----         -----        -----

Income before income taxes                                    466         58            44          568
Income tax provision                                           14          -            36 (g,h)     50
                                                            -----      -----         -----        -----

Net income                                                 $  452     $   58        $    8       $  518
                                                            =====      =====         =====        =====

Basic and diluted earnings per share                       $ 0.23                                $ 0.26
                                                            =====                                 =====
Weighted average common shares                              1,999                                 1,999
                                                            =====                                 =====

See accompanying notes to unaudited pro forma condensed combined financial statements



                            REINHOLD INDUSTRIES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                             (Amounts in thousands)


                                                                                Pro Forma    Pro Forma
                                                         Reinhold      NPA(a)  Adjustments     Combined
                                                         --------     ------   -----------    ---------
ASSETS
Current assets
   Cash and cash equivilents                             $  3,216    $ 9,486     $ (9,486)(d)  $  3,216
   Marketable securities                                      500          -            -           500
   Accounts receivable                                      1,846      3,107         (715)(d)     4,238
   Inventories                                              1,780      1,965            -         3,745
   Other current assets                                       902          -            -           902
                                                           ------     ------      -------        ------
Total current assets                                        8,244     14,558      (10,201)       12,601
   Property, plant and equipment, net                       4,450      3,457       (3,127)(e)     4,780
   Other assets                                               910          -            -           910
                                                           ------     ------      -------        ------
TOTAL ASSETS                                              $13,604    $18,015     $(13,328)      $18,291
                                                           ======    =======      =======        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                      $    808    $ 2,409         (497)(d)   $ 2,720
   Accrued expenses                                           569          -            -           569
                                                           ------     ------      -------        ------
Total current liabilities                                   1,377      2,409         (497)        3,289

Long term pension liability                                   592          -            -           592
Other long term liabilities                                 1,843          -            -         1,843

Stockholders' equity
 Common stock
      Authorized - 1,480,000  Class A shares
      and 1,020,000 Class B shares Issued
      and outstanding - 978,956 Class A shares
      and 1,020,000 Class B shares                             20          -            -            20
Additional paid-in capital                                  7,791          -            -         7,791
 Retained earnings                                          2,500     15,606      (12,831)        5,275
 Accumulated other comprehensive income                     (519)          -            -          (519)
                                                           ------     ------      -------        ------
Net stockholders' equity                                    9,792     15,606      (12,831)       12,567
                                                           ------     ------      -------        ------
TOTAL LIABILITIES AND
   STOCKHOLDERS EQUITY                                    $13,604    $18,015     $(13,328)      $18,291
                                                           ======     ======      =======        ======


See accompanying notes to unaudited pro forma condensed combined financial statements



                          REINHOLD INDUSTRIES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                  (Amounts in thousands, except per share data)



                                                                                Pro Forma    Pro Forma
                                                         Reinhold      NPA(a)  Adjustments     Combined
                                                         --------     ------   -----------    ---------
Net sales                                                 $16,232    $16,548      $    -        $32,780
Cost of goods sold                                         11,533     15,698      (1,010)(f)     26,221
                                                           ------     ------       -----         ------
Gross profit                                                4,699        850       1,010          6,559
Selling, general and administrative expenses                3,104      1,116           -          4,220
                                                           ------     ------       -----         ------

Operating income                                            1,595      (266)           -          2,339
Interest income (expense), net                                103        596        (802)(b)       (103)
                                                           ------     ------       -----         ------

Income before income taxes                                  1,698        330         208          2,236
Income tax provision                                           51          -         188 (g,h)      239
                                                           ------     ------       -----         ------

Net income                                                $ 1,647    $   330      $   20        $ 1,997
                                                           ======     ======       =====         ======

Basic and diluted earnings per share                      $  0.82                               $  1.00
                                                           ======                                ======
Weighted average common shares                              1,999                                 1,999
                                                           ======                                ======

See accompanying notes to unaudited pro forma condensed combined financial statements


      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (In Thousands)

(a) The pro forma condensed financial statements include the financial results of the Company's wholly-owned subsidiary, NP Aerospace Limited ("NPA"), located in Coventry, U.K. The base currency of NPA is the Pound Sterling. The pro forma balance sheet of NPA was translated into US Dollars at the approximate rate in effect on that date while the pro forma statement of operations was translated at the average rate in effect during the period presented as follows:

                                                                Translation Rate
         Balance Sheet - March 31, 1998                                0.606
         Statement of Operations - March 31, 1998                      0.606
         Statement of Operations - December 31, 1997                   0.606

(b) Represents the elimination of interest income on cash in banks not purchased by the Company ($596) and estimated interest expense ($206) on the proceeds of a term debt loan with The CIT Group Credit/Finance to fund the asset purchase at an interest rate of 10.25%.

(c) Represents the elimination of interest income on cash in banks not purchased by the Company ($183) and estimated interest expense ($45) on the proceeds of a term debt loan with The CIT Group Credit/Finance to fund the asset purchase at an interest rate of 10.25%.

(d) Represents the elimination of assets/liabilities not purchased.

(e) Represents the application of negative goodwill against property, plant and equipment generated as a result of the purchase.

(f) Represents the reduction in depreciation expense as a result of the application of negative goodwill.

(g) Represents the related income tax effect of the pro forma adjustments utilizing a statutory tax rate of 35%.

(h) Represents the application of the statutory income tax rate applied against income before income taxes as no such amounts were recorded in the statement of operations of Courtaulds Aerospace Limited.

     c)   Exhibits

         2. * Asset Sale Agreement dated as of April 17, 1998 by and between NP Aerospace Limited (Purchaser), Reinhold Industries, Inc. (Guarantor) and Courtaulds plc (Vendor) relating to the purchase of certain assets and the assumption of certain liabilities of the Ballistic and Performance Composites Division of Courtaulds Aerospace Ltd.



         99.** Press release dated April 28, 1998 announcing the asset purchase of the Ballistic and Performance Composites Business of Courtaulds Aerospace Ltd. by Reinhold Industries, Inc.










----------------------

* Material omitted pursuant to request for confidential treatment and filed separately.

**   Previously Filed.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                REINHOLD INDUSTRIES, INC.
                                                     (Registrant)






 Date: June 30, 1998                        By: /s/ Brett R. Meinsen
                                                Brett R. Meinsen
                                                Vice President -
                                                Finance & Administration